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                                                                   Exhibit 14(d)


                                POWER OF ATTORNEY

         The undersigned Directors/Trustees of Mercury Master Trust (the "Master Trust"), Mercury Funds, Inc. (the "Corporation"), Mercury V.I. Funds, Inc. (the "V.I. Corporation") and Merrill Lynch Principal Protected Trust (the "Trust") hereby authorize Phillip S. Gillespie, Donald C. Burke, Terry K. Glenn and Susan
B. Baker, or any of them, as attorney-in-fact, to sign on his or her behalf, in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments) for the Master Trust, the Corporation, the V.I. Corporation, the Trust, or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the undersigned members of the Board of Directors/Trustees have executed this Power of Attorney as of the 10th day of October, 2002.

      /s/ Terry K. Glenn                           /s/ Todd Goodwin
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Terry K. Glenn, President and Trustee       Todd Goodwin, Trustee

      /s/ Donald C. Burke                          /s/ George W. Holbrook, Jr.
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Donald C. Burke, Vice President             George W. Holbrook, Jr., Trustee
         And Treasurer

      /s/ James T. Flynn                           /s/ W. Carl Kester
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James T. Flynn, Trustee                     W. Carl Kester, Trustee

      /s/ David O. Beim                            /s/ Karen P. Robards
-------------------------------             ------------------------------------
David O. Beim, Trustee                      Karen P. Robards, Trustee